UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entity into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

Convertible Notes with Warrants

On September 7, 2012 the Company accepted $275,000 by issuing three notes bearing 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at the option of the Company upon written notice to the holder.  The principal is convertible, at the option of the holder, into common stock of the Company at $0.50 per share. The notes include standard default terms.

Each $1,000 in note principal includes a warrant exercisable within three years entitling the holder to purchase as many as 2,000 shares of common stock of the Company at $0.25; the warrants do not allow for cashless exercise

The securities underlying the notes and associated warrants will be included in a registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012
SINGLE TOUCH SYSTEMS INC.

	By:	/s/ James Orsini
Name: James Orsini
Title: Chief Executive Officer and President